QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10-ii

EIGHTH AMENDMENT TO
PARTICIPATION AGREEMENT AND OTHER OPERATIVE DOCUMENTS

        THIS EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT AND OTHER OPERATIVE DOCUMENTS, dated as of October 29, 2002 (this "Amendment"), amends the (i) Participation Agreement, dated as of October 22, 1999, by and among ADC Telecommunications, Inc., a Minnesota corporation ("ADC" or "Lessee"), as Lessee; Lease Plan North America, Inc., not in its individual capacity, except as expressly stated therein, but solely as Agent Lessor for the Participants (the "Agent Lessor"); the Persons named on Schedule I thereto, as Participants; and ABN AMRO Bank N.V., as Administrative Agent, as amended by (A) the First Amendment to Participation Agreement, dated as of January 29, 2001 (the "First Amendment"), (B) the Second Amendment to Participation Agreement, dated as of August 24, 2001 (the "Second Amendment"), (C) the Third Amendment to the Participation Agreement and Lease, dated as of October 31, 2001 (the "Third Amendment"), (D) the Fourth Amendment to the Participation Agreement and Lease, dated as of December 11, 2001 (the "Fourth Amendment"), (E) the Fifth Amendment to the Participation Agreement and Lease, dated as of December 31, 2001 (the "Fifth Amendment"), (F) the Sixth Amendment to the Participation Agreement, dated as of April 18, 2002 (the "Sixth Amendment") and (G) the Seventh Amendment to the Participation Agreement, dated as of July 31, 2002 (the "Seventh Amendment") (as so amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, the "Existing Participation Agreement") and (ii) the Lease, dated as of October 22, 1999 between ADC, as Lessee and Mortgagor, and the Agent Lessor, as Agent Lessor and Mortgagee, as amended by the Third Amendment (the "Existing Lease"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix 1 to the Participation Agreement.

        WHEREAS, the parties hereto have entered into the Existing Participation Agreement and the other Operative Documents to fund the Construction of the Financed Improvements on the Land;

        WHEREAS, prior to the date of this Amendment, the Put Event and Base Term Commencement Date have occurred;

        WHEREAS, the Agent Lessor has received an appraisal dated September 6, 2002, as modified by that certain letter from ValueQuest International, Ltd., dated October 29, 2002 (which letter is made part of the appraisal), that establishes the Fair Market Value of the Financed Improvements as of the date of such appraisal and the last day of the Term as being equal to at least one hundred percent (100%) of the Aggregate Commitment Amount;

        WHEREAS, the parties hereto desire to amend the Existing Participation Agreement and the Existing Lease to extend the Term and to make such other amendments and modifications as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1.    AMENDMENTS.    Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, (i) the Existing Participation Agreement shall be amended in accordance with Sections 1.1 through 1.5 and (ii) the Existing Lease shall be amended in accordance with Sections 1.6 through 1.9.

          SECTION 1.1    Section 4.4 of the Existing Participation Agreement is hereby deleted and replaced with the following:

      "SECTION 4.4. [Intentionally Omitted]"

          SECTION 1.2    Section 8.17 of the Existing Participation Agreement is hereby amended and restated in its entirety as follows:

      Net Worth. Lessee shall not permit at any time Net Worth to be less than the sum of (a) $500,000,000, plus (b) for each fiscal year, commencing with the fiscal year ending October 31, 2001, 50% of positive net income for such fiscal year; such covenant to be calculated as of the end of each Fiscal Quarter.

          SECTION 1.3    Section 10.2(b)(v) of the Existing Participation Agreement is hereby amended by deleting therefrom the words "(including the extension of the Lease Term contemplated by the relevant request for extension)".

          SECTION 1.4    Schedules I and I-B to the Existing Participation Agreement are hereby deleted in their entirety and replaced with Schedule I attached hereto.

          SECTION 1.5 Definitions.

            (a)  The definition of "AEC Requirement" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows:

        "AEC Requirement" means $39,724,468.00.

            (b)  The definition of "Aggregate Commitment Amount" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows:

        "Aggregate Commitment Amount" means $46,800,000.00.

            (c)  The definition of "Enhancer Collateral Requirement" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows:

        "Enhancer Collateral Requirement" means an amount equal to the product of (x) 110% and (y) $7,075,532.00.

            (d)  The definition of "Expiration Date" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows:

        "Expiration Date" means the seventh anniversary of the Document Closing Date.

            (e)  The definition of "Residual Value Guarantee Amount" appearing in Appendix 1 to the Participation Agreement is hereby amended and restated in its entirety as follows:

        "Residual Value Guarantee Amount" means an amount equal to 88% of the aggregate Certificate Amounts of the Participants as of the Eighth Amendment Effective Date less any Loan to Value Optional Prepayments or Base Term Commencement Date Rent Prepayment Amount made, but in no event less than the aggregate outstanding Certificate Amounts of the Tranche A Participants on the Expiration Date.

            (f)    Appendix I to the Existing Participation Agreement is hereby amended by adding thereto in proper alphabetical order the following term:

        "Eighth Amendment Effective Date" means October 30, 2002.

            (g) Appendix I to the Existing Participation Agreement is hereby amended by deleting therefrom the following terms:

        "Extension Effective Date", "Extension Option", "Extension Option Request", "Extension Option Response Date" and "Lease Extension"

          SECTION 1.6    Section 2.3 of the Existing Lease is hereby amended and restated in its entirety as follows:

      SECTION 2.3. Term. Unless earlier terminated, the term of this Lease shall consist of (a) an interim period (the "Interim Term") commencing on and including the Document Closing Date and ending on but not including the Base Term Commencement Date and (b) a base term (the "Base Term") commencing on and including the Base Term Commencement Date and ending on but not including the seventh anniversary of the Document Closing Date (the Interim Term and the Base Term, collectively, the "Term").

          SECTION 1.7    Section 19.1(a) of the Existing Lease is hereby deleted and replaced with the following:

      "(a) [Intentionally Omitted]"

          SECTION 1.8    Section 19.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

      Election of Options. Unless Lessee shall have (a) affirmatively elected the Sale Option within the time period provided for in Section 19.1 and (b) satisfied each of the requirements in Articles XX and XXI, Lessee shall be deemed to have elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists a Lease Default, Lease Event of Default, Significant Casualty or Significant Condemnation at any time after the Sale Option is properly elected or Lessee fails to comply with each of the terms and conditions set forth at Articles XX and XXI and Agent Lessor shall be entitled to exercise all rights and remedies provided in Article XVI. Lessee may not elect the Sale Option if there exists on the date the election is made a Lease Default, a Lease Event of Default, Significant Casualty or Significant Condemnation. Any election by Lessee pursuant to Section 19.1 shall be irrevocable at the time made.

          SECTION 1.9    Section 19.3 of the Existing Lease is hereby deleted and replaced with the following:

      "SECTION 19.3. [Intentionally Omitted]"

        SECTION 2.    CONDITIONS PRECEDENT.    This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

          (a)  The Agent Lessor shall have received this Amendment duly executed by each of the parties hereto.

          (b)  The Agent Lessor shall have received an amendment to the Memorandum of Lease, duly executed by the parties thereto, in form and substance satisfactory to each of the Participants and such document shall have been recorded in the appropriate places or offices.

          (c)  Lessee shall deliver to Agent Lessor opinions of Dorsey & Whitney LLP, special counsel to Lessee, and an in-house counsel of Lessee, each of which opinions shall be reasonably acceptable in form and substance to the Participants.

          (d)  Lessee shall execute and deliver to Agent Lessor new Certificates to be issued to the Tranche A Participants.

          (e)  Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to each of the Participants and the Agent Lessor and their respective counsel.

        SECTION 3.    REPRESENTATIONS AND WARRANTIES.    In order to induce the Participants and the Agent Lessor to execute and deliver this Amendment, Lessee hereby represents to each of the Participants and the Agent Lessor that, as of the date hereof,

          (a)  the execution, delivery and performance of this Amendment has been duly authorized;

          (b)  the person executing this Amendment has been duly authorized to act on its behalf;

          (c)  this Amendment constitutes its legal, valid, binding and enforceable agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally;

          (d)  its entry into this Amendment will not violate any law, rule or regulation or constitute a default under any material agreement by which it is bound or by which any of its assets are affected;

          (e)  except as set forth on Schedule 3(e) to this Amendment, the representations and warranties set forth in Section 7.2 of the Existing Participation Agreement are true and correct;

          (f)    it is in full compliance with all of the terms and conditions of each Operative Document and this Amendment; and

          (g)  no Default or Event of Default has occurred and is continuing or shall result after giving effect to this Amendment.

        SECTION 4.    MISCELLANEOUS.

          SECTION 4.1    Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Existing Participation Agreement and the Existing Lease, and the Existing Participation Agreement and the Existing Lease, as amended hereby, and each other Operative Document, shall remain in full force and effect and are hereby ratified, approved and confirmed in each and every respect. On and after the date hereof, all references to the "Participation Agreement" and the "Lease" in the Operative Documents or in any other document, instrument, certificate, agreement, opinion or writing shall be deemed to refer to the Existing Participation Agreement or the Existing Lease, as the case may be, as amended hereby. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any provision of, or any right, power or remedy of any party hereto under, any Operative Document.

          SECTION 4.2    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 4.3    Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

          SECTION 4.4    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          SECTION 4.5    Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect thereto.

          SECTION 4.6    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 4.7    Fees and Expenses. Lessee agrees to pay on demand all costs and expenses of or incurred by each of the other parties hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and the agreements and covenants contemplated herein, including the reasonable fees and expenses of counsel for the Agent Lessor.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ADC TELECOMMUNICATIONS, INC., as Lessee
By:	/s/ GOKUL V. HEMMADY
Name: Gokul V. Hemmady Title: Vice President, Controller and Treasurer
LEASE PLAN NORTH AMERICA, INC., not in its individual capacity, except as expressly stated in the Participation Agreement, but solely as Agent Lessor
By:	/s/ ELIZABETH R. MCCLELLAN
Name: Elizabeth R. McClellan Title: Vice President
ABN AMRO BANK N.V., as Administrative Agent and as a Participant
By:	/s/ RUBA ABOZIR
Name: Ruba Abozir Title: Vice President
By:	/s/ BLAKE J. LACHER
Name: Blake J. Lacher Title: Vice President
GENERAL ELECTRIC CAPITAL CORPORATION, as a Participant
By:	/s/ T.J. WILLIAMS
Name: T.J. Williams Title: Vice President

QuickLinks

  Exhibit 10-ii